[LETTERHEAD OF MCMULLAN AND COMPANY]

                                           March 31, 1997


To the Board of Directors
SCM Portfolio Fund, Inc.
P.O. Box 947
Carrollton, Georgia 30117


Gentlemen:

We hereby consent to the use of our auditor's report dated January 15, 1997, for SCM Portfolio Fund, Inc. in the Statement of Additional Information of SCM Portfolio Fund, Inc. dated April 29, 1997, in the Prospectus for SCM Portfolio Fund, Inc. dated April 29, 1997.


                                          /s/ McMullan and Company
                                          CERTIFIED PUBLIC ACCOUNTANTS